Nanophase Technologies Corporation 8-K

Exhibit 99.1

COMPANY CONTACT

Nancy Baldwin

Investor Relations

630-771-6708

Nanophase Announces New Chief Financial Officer

Romeoville, IL, - March 20, 2018 - Nanophase Technologies Corporation (OTCQB: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today that the Company has hired Jaime Escobar to serve as its Chief Financial Officer. “We are excited to add an executive with Jaime’s financial background and industry-specific experience to our executive team,” stated Nanophase CEO and President Jess Jankowski.

Prior to becoming a member of the Nanophase team, Mr. Escobar held positions in a series of manufacturing companies with consistently expanding responsibilities, involvement with multiple operating and distribution sites, including cosmetics and skin care offsite manufacturing. Most recently, he served as Controller of CGW, a manufacturer and distributor of abrasives, and has also had significant experience as Controller of Amcol HBS, a designer and manufacturer of cosmetics and skin care products. Mr. Escobar holds a BS (in Accounting with a minor in Business Administration) from Northeastern Illinois University, as well as a CPA license from the State of Illinois. His first day of employment will be March 26, 2018.

“Jaime’s experience relating to the production of fully formulated finished products is something we expect to capitalize on as we continue expanding our Solésence business in 2018 and beyond,” commented Jankowski. “He has a rich and varied set of professional experiences that we expect to serve our Company and all of its stakeholders very well.”

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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